Exhibit 99.19

               Avocent Reports Record Sales for Second Quarter


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 19, 2006--Avocent Corporation (NASDAQ:AVCT) today reported that net sales for the second quarter ended June 30, 2006 were $118.0 million, an increase of 31.8% compared with the second quarter of 2005.
    "The strong results in the second quarter reflected renewed strength across our core product lines," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "We are particularly pleased that the rapid integration of the Cyclades acquisition, which closed at the end of the first quarter 2006, enabled the serial management products to make the expected contribution to our revenue. We also are pleased with the increased sales of our digital KVM products and embedded software solutions and the strong growth in Asian sales."

    Overall Results

    Second quarter 2006 operational income, which is income prior to intangible amortization and stock compensation expenses, was $18.7 million, or $0.38 per diluted share, compared with operational income of $15.9 million, or $0.31 per diluted share, in the second quarter of 2005. (See "Use of Non-GAAP Financial Measures" discussion below.) Weighted average shares outstanding declined 3.4% over the prior year to 48.7 million in the second quarter of 2006 due to Avocent's repurchase of shares under its previously-announced stock repurchase programs.
    GAAP net income for the second quarter of 2006 increased to $13.6 million, or $0.28 per diluted share. This compares with GAAP net income of $11.1 million, or $0.22 per diluted share, in the second quarter of 2005. Net adjustments to reconcile operational income to GAAP net income were $5.1 million in the second quarter of 2006, including $3.3 million in intangible amortization and $1.8 million in stock compensation expenses. Net adjustments to reconcile to GAAP net income were $4.3 million in intangible amortization and $510,000 in stock compensation expenses in the second quarter of 2005.
    "Second quarter earnings benefited from higher sales, growth in margins and the results of cost reductions implemented in the second half of 2005. Our earnings were particularly strong in light of the $2.3 million in additional costs we incurred in the second quarter related to the integration of Cyclades. In addition, last year's second quarter earnings included a one-time $5.0 million gain from the settlement of a lawsuit," noted Mr. Cooper. "We are also pleased that the Cyclades integration efforts continue to run ahead of our original internal schedule and we anticipate additional operational efficiencies to be realized during the next two quarters."
    Branded sales increased 54.3% from the second quarter of 2005 and accounted for 59.9% of total second quarter 2006 sales. Sales of products acquired with Cyclades were included in Branded sales for the quarter and contributed to the large increase in sales of Branded products. OEM sales increased 8.3% from the second quarter of 2005 and accounted for 40.1% of total second quarter 2006 sales. Digital product sales accounted for 57% of total sales and embedded product revenues climbed to $8.8 million, an increase of 79.1% compared with the second quarter of 2005. U.S. sales increased 27.6% to $67.3 million and international sales rose 37.9% to $50.7 million compared with the second quarter of 2005.
    Gross profit, excluding stock-based compensation, for the second quarter of 2006 increased 35.5% to a record $71.6 million and a 60.6% gross margin, compared with $52.8 million and a gross margin of 59.0% in the second quarter of 2005. The increase in gross profit and margin was due to higher sales and improved product mix, including increased sales of digital products and higher embedded product revenues.
    Research and development expenses, excluding stock-based compensation, decreased to $13.6 million, or 11.5% of sales, from $14.1 million, or 15.7% of sales, in the second quarter of 2005. "Over the last year we have systematically redirected our R&D investments from mature markets to our digital products and other faster-growing markets. We also remain focused on product enhancements and redesigns to improve our product benefits and improve manufacturing efficiencies," continued Mr. Cooper. "Our ability to absorb Cyclades' engineering organization without increasing R&D expenses is a result of the actions we took during the last half of 2005 to reduce our engineering costs in several more mature areas of development."
    Selling, general and administrative expenses, excluding stock-based compensation, increased 30.1% to $30.8 million compared with $23.6 million in the second quarter of 2005. Avocent had higher selling expenses in the second quarter of 2006 related to the increase in sales, the inclusion of Cyclades for a full quarter and additional marketing expenditures for recently introduced products.
    During the second quarter of 2006, Avocent incurred $2.3 million in severance and integration expenses related to integrating Cyclades.
    Operating income, excluding stock-based compensation and intangible asset amortization, increased 65.6% to $25.0 million in the second quarter of 2006 compared with $15.1 million in the second quarter of 2005.
    Avocent's cash flow from operations was approximately $13.5 million for the second quarter of 2006. Avocent funded the Cyclades acquisition with over $90 million in cash-on-hand. During the second quarter, Avocent announced the signing of a $250 million unsecured five-year revolving bank line of credit to fund, in part, future stock repurchases and the acquisition of LANDesk Group Limited, which Avocent expects to complete in August 2006.
    During the second quarter of 2006, Avocent repurchased approximately 4.0 million of its common shares at a total cost of approximately $95.3 million.

    Second Quarter Division Results

    Revenues from the Management Systems Division advanced 29.1% to $103.0 million in the second quarter of 2006 from $79.8 million in the second quarter of 2005, while operating income from this division increased to $26.9 million in the second quarter of 2006 from $21.2 million in the second quarter of 2005, primarily as a result of the acquisition of Cyclades and the increase in revenues from the digital product lines. Revenues for the Embedded Software and Solutions Division grew 79.1% to $8.8 million in the second quarter of 2006 from $4.9 million in the second quarter of 2005, while operating income increased to $3.1 million in the second quarter of 2006 from $484,000 in the second quarter of 2005, primarily resulting from the increased revenue contribution of our embedded KVM solutions as adoption of these platforms by our OEM customers increases and additional revenue from the acquisition of the Agilent remote management product line in March 2006. Revenues from the three emerging businesses grew 39.1% to $5.3 million in the second quarter of 2006 compared with $3.8 million in the second quarter of 2005, while operating losses from these divisions decreased to $3.0 million in the second quarter of 2006 from $3.9 million in the second quarter of 2005.

    Use of Non-GAAP Financial Measures

    Income prior to intangible amortization, stock compensation and in-process research and development expenses, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and non-cash stock-based compensation expense. Avocent believes that operational income is a measure of performance used by many investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Avocent's results using operational measures and GAAP is set forth in the condensed consolidated statements of operations included in this press release.

    Conference Call and Additional Information

    Avocent will provide an on-line, real-time webcast and rebroadcast of its second quarter results conference call to be held July 20, 2006. The live broadcast will be available on-line at www.avocent.com as well as www.investorcalendar.com beginning at 10:00 a.m. Central time. The on-line replay will follow immediately and continue for 30 days. Avocent has also furnished additional commentary on the second quarter results simultaneously with this release on a Form 8-K filed with the SEC and on its website.

    About Avocent Corporation

    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, branch offices, and small to medium size businesses worldwide. Branded and OEM products include remote and local access solutions for switching, serial console, power extension, intelligent platform management interface (IPMI), mobile and video display management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future revenue and penetration of the serial-management market resulting from our acquisition of Cyclades, the development, introduction, features, and benefits of new products and technologies, the size and growth of the current and future markets for these products and technologies (including those for the Linux server market), engineering and design activities, and the integration and operation of Cyclades. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and our quarterly report on Form 10-Q filed with the SEC on May 10, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.



                         AVOCENT CORPORATION
           Condensed Consolidated Statements of Operations
           (Unaudited, in thousands, except per share data)


                          For the Quarter Ended June 30, 2006

                                      Stock
                  Operational Compensation(a) Adjustments(b)   GAAP
                  ----------- --------------- -------------- ---------

Net sales         $  118,005                                 $118,005
Cost of sales         46,430  $          164                   46,594
                  ----------- --------------- -------------- ---------
  Gross profit        71,575            (164)             -    71,411

Research and
 development
 expenses             13,559             762              -    14,321
Selling, general
 and
 administrative
 expenses             30,771           1,796            151    32,718
Cyclades
 severance and
 integration
 expenses              2,269               -              -     2,269
Amortization of
 intangible
 assets                    -               -          4,901     4,901
                  ----------- --------------- -------------- ---------
  Operating
   income             24,976          (2,722)        (5,052)   17,202

Other income
 (expense), net        1,778               -              -     1,778
                  ----------- --------------- -------------- ---------
Income before
 income taxes         26,754          (2,722)        (5,052)   18,980

Provision for
 income taxes          8,051            (969)        (1,683)    5,399
                  ----------- --------------- -------------- ---------
Net income        $   18,703  $       (1,753) $      (3,369) $ 13,581
                  =========== =============== ============== =========

Earnings per
 share:
  Basic           $     0.39                                 $   0.28
  Diluted         $     0.38                                 $   0.28

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic               47,943               -              -    47,943
  Diluted             48,709               -              -    48,709


                           For the Quarter Ended July 1, 2005

                                      Stock
                  Operational Compensation(a) Adjustments(b)   GAAP
                  ----------- --------------- -------------- ---------

Net sales         $   89,538                                 $ 89,538
Cost of sales         36,711                                   36,711
                  ----------- --------------- -------------- ---------
  Gross profit        52,827               -              -    52,827

Research and
 development
 expenses             14,097  $          291              -    14,388
Selling, general
 and
 administrative
 expenses             23,649             219            157    24,025
Amortization of
 intangible
 assets                                    -          6,623     6,623
                  ----------- --------------- -------------- ---------
  Operating
   income             15,081            (510)        (6,780)    7,791

Income from
 settlement of
 lawsuit               5,000                                    5,000
Other income
 (expense), net        1,954               -            (15)    1,939
                  ----------- --------------- -------------- ---------
Income before
 income taxes         22,035            (510)        (6,795)   14,730

Provision for
 income taxes          6,148               -         (2,517)    3,631
                  ----------- --------------- -------------- ---------
Net income        $   15,887  $         (510) $      (4,278) $ 11,099
                  =========== =============== ============== =========

Earnings per
 share:
  Basic           $     0.32                                 $   0.22
  Diluted         $     0.31                                 $   0.22

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic               49,475                              -    49,475
  Diluted             50,460                            (43)   50,417


(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from the capitalization of the value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.

(b) Adjustments relate to intangibles recorded as the result of acquisitions. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.



                         AVOCENT CORPORATION
           Condensed Consolidated Statements of Operations
           (Unaudited, in thousands, except per share data)


                        For the Six Months Ended June 30, 2006

                                      Stock
                  Operational Compensation(a) Adjustments(b)   GAAP
                  ----------- --------------- -------------- ---------

Net sales         $  212,517                                 $212,517
Cost of sales         84,936  $          214                   85,150
                  ----------- --------------- -------------- ---------
  Gross profit       127,581            (214)             -   127,367

Research and
 development
 expenses             26,467           1,063              -    27,530
Acquired in-
 process research
 and development
 expenses                  -                          2,100     2,100
Selling, general
 and
 administrative
 expenses             53,514           2,286            302    56,102
Cyclades
 severance and
 integration
 expenses              2,269                              -     2,269
Amortization of
 intangible
 assets                    -               -          7,252     7,252
                  ----------- --------------- -------------- ---------
  Operating
   income             45,331          (3,563)        (9,654)   32,114

Other income
 (expense), net        4,795               -              -     4,795
                  ----------- --------------- -------------- ---------
Income before
 income taxes         50,126          (3,563)        (9,654)   36,909

Provision for
 income taxes         14,002          (1,231)        (2,376)   10,395
                  ----------- --------------- -------------- ---------
Net income        $   36,124  $       (2,332) $      (7,278) $ 26,514
                  =========== =============== ============== =========

Earnings per
 share:
  Basic           $     0.74                                 $   0.55
  Diluted         $     0.73                                 $   0.54

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic               48,515               -              -    48,515
  Diluted             49,336               -              -    49,336


                          For the Six Months Ended July 1, 2005

                                      Stock
                  Operational Compensation(a) Adjustments(b)   GAAP
                  ----------- --------------- -------------- ---------

Net sales         $  166,343                                 $166,343
Cost of sales         69,934                                   69,934
                  ----------- --------------- -------------- ---------
  Gross profit        96,409               -              -    96,409

Research and
 development
 expenses             28,274             581              -    28,855
Selling, general
 and
 administrative
 expenses             45,552             438            315    46,305
Amortization of
 intangible
 assets                                    -         13,245    13,245
                  ----------- --------------- -------------- ---------
  Operating
   income             22,583          (1,019)       (13,560)    8,004

Income from
 settlement of
 lawsuit               5,000                                    5,000
Other income
 (expense), net        3,909               -            (30)    3,879
                  ----------- --------------- -------------- ---------
Income before
 income taxes         31,492          (1,019)       (13,590)   16,883

Provision for
 income taxes          8,285               -         (4,335)    3,950
                  ----------- --------------- -------------- ---------
Net income        $   23,207  $       (1,019) $      (9,255) $ 12,933
                  =========== =============== ============== =========

Earnings per
 share:
  Basic           $     0.47                                $   0.26
  Diluted         $     0.46                                $   0.25

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic               49,859                              -    49,859
  Diluted             50,870                            (51)   50,819


(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from the capitalization of the value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.

(b) Adjustments relate to acquired in-process research and development expense from the Cyclades acquisition and intangibles recorded as the result of acquisitions. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.



                               AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                            (Unaudited, in thousands)

                                               June 30,   December 31,
                                                 2006         2005
                                              -----------  -----------

Cash, cash equivalents
  and short-term investments                 $   163,454  $   293,903
Accounts receivable, net                          78,399       68,712
Inventories, net                                  31,849       21,178
Other current assets                              10,902       10,524
Deferred income tax                                6,532        4,054
                                              -----------  -----------
  Total current assets                           291,136      398,371

Investments                                       30,335       51,939
Property and equipment, net                       37,954       36,801
Goodwill                                         332,946      269,992
Other intangible assets, net                      53,761       15,763
Other assets                                      13,030          885
                                              -----------  -----------
Total assets                                 $   759,162  $   773,751
                                              ===========  ===========


Accounts payable and other accrued expenses  $    32,269  $    23,569
Income tax payable                                10,188       11,270
Other current liabilities                         27,779       18,908
                                              -----------  -----------
  Total current liabilities                       70,236       53,747

Line of credit                                    12,005            -
Other non-current liabilities                     28,933        4,682
                                              -----------  -----------
Total liabilities                                111,174       58,429

Total stockholders' equity                       647,988      715,322

                                              -----------  -----------
Total liabilities and stockholders' equity   $   759,162  $   773,751
                                              ===========  ===========



                               AVOCENT CORPORATION
                        Additional Financial Information
                            (Unaudited, in thousands)

                                   Quarter Ended    Six Months Ended
Revenue by Product Line          June 30,  July 1,  June 30,  July 1,
                                  2006      2005     2006      2005
                                 --------  -------  --------  --------

KVM                             $ 83,806  $75,486  $161,797  $141,144
Serial Management                 13,817      732    14,810     1,857
Other                             20,382   13,320    35,910    23,342
                                 --------  -------  --------  --------
Total                           $118,005  $89,538  $212,517  $166,343
                                 ========  =======  ========  ========


                                   Quarter Ended    Six Months Ended
Revenue by Distribution Channel  June 30,  July 1,  June 30,  July 1,
                                  2006      2005     2006      2005
                                 --------  -------  --------  --------

Branded                         $ 70,642  $45,796  $118,597  $ 82,523
OEM                               47,363   43,742    93,920    83,820
                                 --------  -------  --------  --------
Total                           $118,005  $89,538  $212,517  $166,343
                                 ========  =======  ========  ========


                                   Quarter Ended    Six Months Ended
Revenue by Division              June 30,  July 1,  June 30,  July 1,
                                  2006      2005     2006      2005
                                 --------  -------  --------  --------

Management Systems              $102,995  $79,804  $187,360  $149,644
Embedded Software and Solutions    8,828    4,928    14,961     8,708
Other business units               5,251    3,775     8,272     6,960
Corporate and unallocated            931    1,031     1,924     1,031
                                 --------  -------  --------  --------
Total                           $118,005  $89,538  $212,517  $166,343
                                 ========  =======  ========  ========


                                   Quarter Ended    Six Months Ended
Operating Profit by Division     June 30,  July 1,  June 30,  July 1,
                                  2006      2005     2006      2005
                                 --------  -------  --------  --------

Management Systems              $ 26,920  $21,181  $ 51,636  $ 37,104
Embedded Software and Solutions    3,090      484     4,493       (95)
Other business units              (3,019)  (3,858)   (6,779)   (8,973)
Corporate and unallocated         (4,737)  (3,237)   (7,578)   (6,472)
                                 --------  -------  --------  --------
Total                           $ 22,254  $14,570  $ 41,772  $ 21,564
                                 ========  =======  ========  ========


                                   Quarter Ended    Six Months Ended
Cash Flow Highlights             June 30,  July 1,  June 30,  July 1,
                                  2006      2005     2006      2005
                                 --------  -------  --------  --------

  Cash provided by operations   $ 13,527  $21,153  $ 30,091  $ 31,307
  Depreciation expense             2,200    1,702     3,974     3,278
  Capital expenditures             1,468    1,595     3,157     2,603
  Purchase of treasury shares     95,303   28,408   122,255    50,271




    CONTACT: Avocent Corporation, Huntsville
             Edward H. Blankenship, 256-217-1301